Exhibit 99.1

ViewCast Corporation Announces Third Quarter 2004 Financial Results; Total Revenues Increase Six Percent Sequentially on Improved Video Products Performance

     DALLAS--(BUSINESS WIRE)--Nov. 15, 2004--ViewCast Corporation (OTCBB:VCST), a leading global provider of high-quality audio and video communications products and professional IT services, reported financial results for the third quarter ended Sept. 30, 2004.

     Third Quarter Results

     Revenues for the third quarter of 2004 were $5.12 million, up from the $4.82 million reported in the previous quarter and down slightly from the $5.38 million reported in the third quarter of 2003.
     Total operating expenses for the third quarter of 2004 were $2.3 million, compared to the $2.3 million reported in the same period of the prior year.
     "Our recent product innovations are generating substantial interest, providing over 20% sequential quarter over quarter revenue growth in our video products segment. We saw particular strength in our Niagara and Osprey product line," commented George Platt, Viewcast President and CEO.
     Operating loss for the third quarter of 2004 was $228,000, as compared to the $116,000 operating loss reported third quarter of 2003. Net loss for the third quarter of 2004 was $431,000 or ($0.03) per share, compared to a loss of $389,000 or ($0.03) per share in the third quarter of 2003.
     Third quarter EBITDA (earnings before interest, taxes, depreciation, amortization and other income/expense items) was a loss of $33,000 as compared to positive EBITDA of $93,000 reported in the third quarter of 2003. The Company considers EBITDA to be an important measure of performance because it reflects one of the funding resources available to the Company's operations that can be used to evaluate the actual performance of the Company.

     Recent Business Highlights

     ViewCast was recently named to Deloitte's prestigious Technology Fast 50 Program, a ranking of the 50 fastest-growing technology companies in the State of Texas by Deloitte & Touche USA LLP, one of the nation's leading professional services firms. Rankings are based on the percentage of growth in fiscal year revenues over five years, from 1999-2003.
     During the quarter the company also announced that it has begun shipping the Osprey(R)-300, which offers new features for the nonlinear editing market. The Osprey-300 combines the quality and superiority of the industry-leading Osprey video capture cards with the features of a standard IEEE 1394b card, creating a quality digital video (DV) capture card with full device control capability. It is the first dual-channel capture card that uses analog and DV capture independently and simultaneously and includes 1394b support. An optimal streaming and capture solution, the Osprey-300 is also the first ViewCast capture card to be certified for Adobe(R) Premiere(R) Pro, Adobe's award-winning nonlinear editing software.
     Earlier in the quarter at the IBC (International Broadcasting Convention) 2004 show the Company showcased the use of its Interactive Video Network (IVN) in conjunction with its Niagara(R) Streaming Systems to deliver content beyond the desktop. An open-architecture video network solution for the delivery and management of video across the LAN, WAN, and Internet, IVN enables distribution of content to virtually any location via a broad range of devices including plasma displays, PDAs, and other mobile devices.

     About ViewCast Corporation

     ViewCast develops multiple video and audio communications products for delivering content dynamically via a variety of networks and includes Osprey(R) Video capture cards, Niagara(TM) video encoders/servers and ViewCast IVN enterprise software and systems. Our products address the video capture, processing and delivery requirements for a broad range of applications and markets. ViewCast also provides professional IT services focused on merged data and video networks through its wholly owned subsidiary Delta Computec Inc.
     Visit the company's Web site (http://www.viewcast.com) for more information.

     Safe Harbor Statement

     Certain statements, including those made by George Platt and those regarding business outlook, contain "forward-looking" information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause the actual results to differ materially include, without limitation, the following: the ability of the company to service its debt; continued losses by the company; the ability of the company to develop and market new products as technology evolves; the ability of the company to meet its capital requirements; increased competition in the video communications and IT services market; the ability of the company to maintain current and develop future relationships with third party resellers, manufacturers and suppliers; the ability of the company to meet governmental regulations; and the ability of the company to obtain and enforce its patents and avoid infringing upon third parties' patents. The company will not update the guidance or targets given in these statements during the next reporting period or comment on its progress in the next reporting period to analysts or investors until after it has closed its books on that reporting period. Any statements by persons outside the company speculating on the progress of the quarter will not be based on internal company information and should be assessed accordingly by investors. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the company's forward-looking statements, please refer to the company's reports on Form 10-KSB/A and 10-QSB on file with the Securities and Exchange Commission.
     All trademarks are property of their respective holders.


                         VIEWCAST CORPORATION
                         OPERATING HIGHLIGHTS
                             (Unaudited)
              (In thousands - except per share amounts)



                                 Three Months Ended Nine Months Ended
                                    September 30       September 30
                                   2003      2004     2003     2004
                                 ---------- ------- --------- --------
Net sales                           $5,381  $5,116   $14,807  $14,918
Cost of sales                        3,200   3,045     8,661    8,946
                                 ---------- ------- --------- --------
Gross profit                         2,181   2,071     6,146    5,972
Total operating expenses             2,297   2,299     7,388    6,895
                                 ---------- ------- --------- --------
Operating loss                        (116)   (228)   (1,242)    (923)
Total other income(expense)           (273)   (203)     (756)  (1,854)
                                 ---------- ------- --------- --------
Net loss                             $(389)  $(431)  $(1,998) $(2,777)
                                 ========== ======= ========= ========

Preferred dividends                   (233)   (207)     (708)    (615)
                                 ---------- ------- --------- --------
Net loss applicable to common
 stockholders                        $(622)  $(638)  $(2,706) $(3,392)
                                 ========== ======= ========= ========

Net loss per common share: Basic
 and diluted                        $(0.03) $(0.03)   $(0.13)  $(0.16)
                                 ========== ======= ========= ========

Weighted average number of common
 shares outstanding:                20,632  22,825    20,603   21,659




                         VIEWCAST CORPORATION
           RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                             (Unaudited)
                            (In thousands)



                                 Three Months Ended Nine Months Ended
                                    September 30       September 30
                                   2003      2004     2003     2004
                                 ---------- ------- --------- --------
Net loss                             $(389)  $(431)  $(1,998) $(2,777)
Depreciation and amortization          209     195       648      582
Total other (income) expense           273     203       756    1,854
                                 ---------- ------- --------- --------
EBITDA                                 $93    $(33)    $(594)   $(341)
                                 ========== ======= ========= ========


    CONTACT: ViewCast Corporation, Dallas
             Laurie Latham, 972-488-7200
             or
             Investor Relations:
             Shelton Investor Relations
             Barry Sievert, 972-239-5119 x134
             bsievert@sheltongroup.com